Exhibit 99.1

NOVATEL WIRELESS REPORTS FIRST QUARTER 2008 RESULTS

SAN DIEGO, CA — May 1, 2008 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the first quarter ended March 31, 2008. Revenues for the first quarter of 2008 were $91.3 million compared to $109.8 million in the prior year period. Net income on a generally accepted accounting principles (GAAP) basis was $4.4 million or $0.14 per diluted share, compared to GAAP net income of $10.1 million or $0.34 per diluted share in the prior year period. GAAP net income includes $1.2 million in stock-based compensation expenses, net of income tax. Excluding these charges, non-GAAP net income was $5.6 million or $0.17 per diluted share, compared to non-GAAP net income of $12.1 million or $0.40 per diluted share for the prior year period.

“The first three months of 2008 were challenging on the heels of a year where revenues grew 97% and we delivered non-GAAP diluted EPS of $1.43 to the bottom line,” said Peter V. Leparulo, chairman and CEO, Novatel Wireless. “We believe that the overall market is experiencing considerable growth and we remain intensely focused on accelerating development of our next generation products, which we believe will position us with the best-in-class, highest performing products with the most differentiated features in the market. By focusing on what we do best – bringing innovative broadband internet access products to market well ahead of our competitors – we believe we can quickly regain our leadership position.”

“Further, we remain confident in our market opportunity, despite macro-economic peaks and valleys, because the products we deliver enhance productivity and make information access ubiquitous and affordable,” Leparulo continued. “We also remain enthusiastic that our continued business development execution will lead to channel expansion and drive additional growth opportunities beyond our core product lines.”

Novatel Wireless Reports First Quarter 2008 Results	Page 2 of 7

Second Quarter 2008 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for a description of risks. Please see the Company’s quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following table summarizes the Company’s financial guidance for the second quarter of 2008, which is based on the Company’s current business outlook as of the date of this press release. Non-GAAP earnings per diluted share are based on a projected tax rate of 39% and exclude FAS 123R share-based compensation expenses.

Second Quarter 2008

Revenue (in millions)	$85-90
GAAP Earnings Per Share, Diluted	$0.10 - $0.13
Adjustment:
Share-based compensation expense, net of income taxes	$0.03

Non-GAAP Earnings Per Share, Diluted	$0.13 - $0.16

Conference Call Information

Novatel Wireless will host a conference call for analysts and investors to discuss its preliminary first quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call (800) 257-7087 to access the conference call. International parties can access the call at (303) 228-2961. A live webcast of the conference call, which will include forward-looking information, will also be accessible from the “Investor Relations” section of the company’s website at www.novatelwireless.com. Following the webcast, an archived version will be available on the website for 15 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call (800) 405-2236 and enter passcode 11113334. International parties can access the replay at 303-590-3000 and should enter passcode 11113334.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The Company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel

Novatel Wireless Reports First Quarter 2008 Results	Page 3 of 7

Wireless’ Merlin TM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink TM Communications Software Suite, Ovation TM Fixed Mobile Convergence Products and Conversa TM Software Suite enable high-speed wireless Internet access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include, without limitation, (1) the future demand for wireless broadband access to data, (2) the future growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies, (4) continued acceptance of the Company’s current products and market demand for the Company’s anticipated new product offerings in 2008, (5) increased competition and pricing pressure from current or new wireless market participants, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) unexpected liabilities or expenses, (8) the Company’s ability to introduce new products in a timely manner, (9) litigation, regulatory and IP developments related to our products or component parts of our products, (10) dependence on a small number of customers, (11) the effect of changes in accounting standards and in aspects of our critical accounting policies and (12) the Company’s plans and expectations relating to strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures; GAAP EPS

Novatel Wireless has provided in this release financial information that has not been prepared in accordance with GAAP. Non-GAAP net income and diluted earnings per share exclude share-based compensation expenses, net of income taxes. Non-GAAP net income and diluted earnings per share assume a tax rate which management believes reflects its long-term effective tax rate. Novatel Wireless uses these non-GAAP

Novatel Wireless Reports First Quarter 2008 Results	Page 4 of 7

financial measures internally in analyzing its financial results and making operating decisions and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Novatel Wireless’ industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income and diluted earnings per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for net income and diluted earnings per share or any other performance measure determined in accordance with GAAP. We present non-GAAP net income and diluted earnings per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. The share-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP net income and diluted earnings per share, management excludes share-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.

We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that the use of non-GAAP net income and diluted earnings per share also facilitates a comparison of Novatel Wireless’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income and diluted earnings per share have limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for GAAP net income and diluted earnings per share. In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income and diluted earnings per share are:

•	Other companies, including other companies in our industry, may calculate non-GAAP net income and diluted earnings per share differently than we do, limiting their usefulness as a comparative tool.

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•

The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of share-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and diluted earnings per share. For more information, see the consolidated statements of income and the “Reconciliation of GAAP Net Income to Non-GAAP Net Income” contained in this press release.

©2007 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

For more information, contact:

Contacts:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com

Novatel Wireless Reports First Quarter 2008 Results	Page 6 of 7

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue	$91,331	$109,848
Cost of revenue	66,008	75,854

Gross margin	25,323	33,994

Operating costs and expenses:
Research and development	9,185	8,983
Sales and marketing	5,426	5,359
General and administrative	4,502	4,387

Total operating costs and expenses	19,113	18,729

Operating income (loss)	6,210	15,265
Other income (expense):
Interest income and expense, net	1,430	1,029
Other income (expense), net	546	201

Income (loss) before income taxes	8,186	16,495
Provision (benefit) for income taxes	3,745	6,389

Net income	$4,441	$10,106

Per share data:
Net income per share:
Basic	$0.14	$0.34
Diluted	$0.14	$0.34
Weighted average shares used in computation of
Net income per share:
Basic	32,541	29,918
Diluted	32,680	30,094

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NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of
	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$99,116	$84,600
Marketable securities	41,672	68,412
Accounts receivable, net	72,126	71,943
Inventories	31,155	25,876
Deferred tax assets, net	8,905	8,717
Prepaid expenses and other	3,709	4,461

Total current assets	256,683	264,009
Property and equipment, net	22,337	22,151
Marketable securities	5,097	—
Intangible assets, net	1,418	1,535
Deferred tax assets, net	8,247	8,619
Other assets	352	315

	$294,134	$296,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,354	$38,547
Accrued expenses	20,630	24,475
Accrued income taxes	1,643	296

Total current liabilities	60,627	63,318
Capital lease obligations, long-term	339	362
Other long-term liabilities	15,951	15,204

Total liabilities	76,917	78,884

Stockholders’ equity:
Common stock	33	33
Additional paid-in capital	402,770	400,786
Accumulated other comprehensive loss	112	65
Accumulated deficit	(178,698)	(183,139)

	224,217	217,745
Less cost of common stock in treasury	(7,000)	—

Total stockholders’ equity	217,217	217,745

	$294,134	$296,629